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                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                      APPLIED GRAPHICS TECHNOLOGIES, INC.
                                       AT
                              $0.85 NET PER SHARE
                                       BY

                            KAGT ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                              KAGT HOLDINGS, INC.
--------------------------------------------------------------------------------
  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
         TIME, ON FRIDAY, JULY 18, 2003, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                   June 20, 2003

To Brokers, Dealers, Banks, Trust Companies and other Nominees:

     We have been engaged by KAGT Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of KAGT Holdings, Inc., a Delaware corporation ("Parent"), and Parent to act as Information Agent in connection with the Purchaser's offer to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Applied Graphics Technologies, Inc., a Delaware corporation (the "Company"), at $0.85 per share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 20, 2003 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer").

     Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares registered in your name or in the name of your nominee.

     Enclosed herewith are copies of the following documents:

          1. Offer to Purchase dated June 20, 2003;

          2. Letter of Transmittal to be used by stockholders of the Company in accepting the Offer;

          3. Letter to Stockholders of the Company from the Chairman of the Board and Chief Executive Officer and the President and Chief Operating Officer of the Company accompanied by the Company's
     Solicitation/Recommendation Statement on Schedule 14D-9;

          4. A printed form of letter that may be sent to your clients for whose account you hold Shares in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Offer;

          5. Notice of Guaranteed Delivery with respect to Shares; and

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (A) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE (AS DEFINED IN SECTION 1 OF THE OFFER TO PURCHASE) THAT NUMBER OF SHARES THAT WOULD REPRESENT MORE THAN FIFTY PERCENT OF THE FULLY DILUTED SHARES (AS DEFINED IN SECTION 14 OF THE OFFER TO PURCHASE) ON THE DATE OF PURCHASE
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(THE "MINIMUM CONDITION"), (B) ANY WAITING PERIOD UNDER THE HART-SCOTT-RODINO
ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, IF ANY, APPLICABLE TO THE PURCHASE OF SHARES PURSUANT TO THE OFFER OR TO THE MERGER HAVING EXPIRED OR BEEN TERMINATED, (C) THE CONSUMMATION OF THE OTHER RECAPITALIZATION TRANSACTIONS (AS DESCRIBED IN SECTION 14 OF THE OFFER TO PURCHASE) AND (D) THE RECEIPT OF FUNDING UNDER THE DEBT COMMITMENT LETTER (AS DESCRIBED IN SECTION 14 OF THE OFFER TO PURCHASE).

     We urge you to contact your clients promptly. Please note that the Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, July 18, 2003, unless extended.

     The Offer is being made pursuant to the Agreement and Plan of Merger dated as of June 12, 2003 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into the Company, with the surviving entity becoming a wholly owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or the Company or any subsidiary of Parent or the Company or by stockholders, if any, who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest thereon, as set forth in the Merger Agreement and described in the Offer to Purchase. The Merger Agreement provides that the Purchaser may assign any or all of its rights and obligations (including the right to purchase Shares in the Offer) to Parent or any wholly owned subsidiary of Parent, but no such assignment shall relieve the Purchaser of its obligations under the Merger Agreement.

     The Board of Directors of the Company (a) has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer, the Merger and certain related recapitalization transactions, (b) has unanimously determined that the terms of the Offer and the Merger are fair, from a financial point of view, to the stockholders of the Company and that the Merger is advisable, and (c) unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (a) the certificates for such Shares, together with a Letter of Transmittal or a manually signed facsimile thereof, properly completed and duly executed, any required signature guarantees and any other required documents or (b) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 2 of the Offer to Purchase, a Book-Entry Confirmation and either a Letter of Transmittal or a manually signed facsimile thereof, properly completed and duly executed, and any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the purchase price of the Shares to be paid by the Purchaser, regardless of any extension of the Offer or any delay in making such payment.

     Neither the Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person (other than the Information Agent and Depositary, as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. You will be reimbursed by the Purchaser upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed Offer materials to your customers.

     Questions and requests for additional copies of the enclosed material may be directed to the Information Agent at its address and telephone number set forth on the back cover of the enclosed Offer to Purchase.

                                          Very truly yours,

                                          MacKenzie Partners, Inc.
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     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR
ANY OTHER PERSON THE AGENT OF THE PURCHASER, PARENT, THE DEPOSITARY OR THE INFORMATION AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.

                    The Information Agent for the Offer is:

                                  MACKENZ LOGO

                            MacKenzie Partners, Inc.
                               105 Madison Avenue
                               New York, NY 10016
                         (212) 929-5500 (Call Collect)
                                       or
                         Call Toll-Free (800) 322-2885
                      E-mail: proxy@mackenziepartners.com